UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2011
Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (612) 623-6000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 11, 2011, Graco Inc. (the “Company”) entered into a Note Agreement (the “Note Agreement”) with certain affiliates, investment funds or managed accounts of Prudential Investment Management, Inc. (the “Purchasers”) and issued and sold $150 million in senior unsecured notes (the “Series A/B Notes”) to the Purchasers in a private placement. The Note Agreement also provides for the issuance and sale of an additional $150 million in senior unsecured notes (together with the Series A/B Notes, the “Senior Notes”) on or before July 26, 2011. The Company plans to use the proceeds for general corporate purposes.
     The Senior Notes are in four series as follows:

	Aggregate Principal
Series	Amount	Interest Rate	Maturity Date
A	$75 million	4.00%	March 11, 2018
B	$75 million	5.01%	March 11, 2023
C	$75 million	4.88%	January 26, 2020
D	$75 million	5.35%	July 26, 2026
     Interest on the Senior Notes is payable quarterly, starting on June 11, 2011 with respect to the Series A/B Notes. The Company is required to pay the entire unpaid principal amount of each series of Senior Notes on the maturity date set forth above for such series. The Company may make optional prepayments of the Senior Notes, subject to certain limitations and the requirement to pay an additional yield-maintenance amount in connection therewith. Upon a change of control, the holders of the Senior Notes have the right to require the Company to prepay the Senior Notes, including an additional yield-maintenance amount.
     The Company is restricted in its borrowings and in general under the Note Agreement by certain financial covenants. The Company is required to maintain a cash flow leverage ratio of not more than 3.25 to 1.00 (unless a significant acquisition has been consummated during the period of the four quarters ending with such fiscal quarter, in which case, not more than 3.75 to 1.00) and an interest coverage ratio of not less than 3.00 to 1.00 (unless a significant acquisition has been consummated during the period of the four quarters ending with such fiscal quarter, in which case, not less than 2.50 to 1.00). The Note Agreement also contains covenants typical of unsecured credit facilities. The Note Agreement includes customary default provisions that includes a default for the Company’s default on other debt exceeding $25 million. In the event that the Company refinances its existing senior credit facility and the financial covenants or the event of default for defaults on other debt are more restrictive on the Company than the existing senior credit facility, the Note Agreement shall be amended automatically to include such covenant or default. If an event of default occurs, all outstanding obligations may become immediately due and payable.
     The foregoing description of the Note Agreement and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to such documents, forms of which are filed as Exhibit 10.1 hereto and are incorporated by reference in this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Note Agreement is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Note Agreement, dated March 11, 2011, between Graco Inc. and the Purchasers listed on the Purchaser Schedule attached thereto, which includes as exhibits the form of Senior Notes.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.
	By	/s/ James A. Graner
James A. Graner
Date: March 16, 2011		Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Method
Exhibit	Description	of Filing
10.1	Note Agreement, dated March 11, 2011, between Graco Inc. and the Purchasers listed on the Purchaser Schedule attached thereto, which includes as exhibits the form of Senior Notes.	Filed Electronically